Exhibit 10.1

Assigned Task Agreement

Between Konica Minolta Technology Center, Inc. (KMTC) and Guided Therapeutics, Inc. (GT)

Agreement for the Development of Spectroscopy for Barrett's Esophagus

"Project Sangam"

CONFIDENTIAL

This Agreement is made on this 1st day of May, 2012 (the "Effective Date") between Guided Therapeutics, Inc., having a place of business 5835 Peachtree Comers East Suite D, Norcross, Georgia, 30992 ("GT") and Konica Minolta Technology Center, Inc., having an address of I Sakura-machi, Hino-shi, Tokyo 191-8511, Japan ("KMTC"), each individually referred to herein as a "party" and collectively referred to as the "Parties".

WHEREAS, GT and Konica Minolta Opto, Inc., having an address of 5835 Peachtree Corners East, Suite D, Norcross, GA 30092 ("GT") and Konica Minolta Opto, Inc, having a place of business at 2970 Ishikawa-machi, Hachioji-shi, Tokyo 192-8505, Japan ("KMOT") have executed an option-to-license and no-shop agreement dated March 28, 2011 ("2011 Option Agreement").

WHEREAS, GT and KMOT have also executed an Assigned Task Agreement for the Development of Spectroscopy for Barrett's Esophagus ("Project Sangam ") dated May 1, 2011.

WHEREAS, KMTC has succeeded to the 2011 Option Agreement and the above Assigned Task Agreement from KMOT.

WHEREAS, both GT and KMTC wish to continue the Assigned Task Agreement for the Development of Spectroscopy for Barrett's Esophagus (“Project Sangam”) under the terms and conditions described herein.

NOW THEREFORE, and in consideration of the mutual promises and covenants herein contained and intending to be legally bound, GT and KMTC agree as follows:

1.	All terms and conditions of the 2011 Option Agreement and any extensions remain in full effect and force.
2.	This Agreement is adjunctive to the 2011 Option Agreement under Sections 4 and 5 of that Agreement and should in no way be construed as further modifying or superseding the 2011 Option Agreement and continuations or extensions thereof.
3.	KMTC agrees to utilize the technical, regulatory and clinical expertise of GT in order to develop GT's spectroscopic technology for the purposes of detecting cancer and pre-cancer of the human esophagus. A preliminary schedule and budget for this work is attached to this Agreement as Exhibits A and B. GT shall use its best efforts to collaborate with KMTC for accomplishing the tasks described in Exhibits A and B.
4.	Tasks performed by GT and payment in return from KMTC to GT shall be under the following terms and conditions:
a)	Schedule for Performing Tasks – The project shall commence on May 1, 2012 and is anticipated to be completed by April 30, 2013, as summarized in Exhibit A.

The primary tasks of GT shall be as follows:

-	Produce additional clinical prototypes, or modifications thereof as needed for algorithm training study.
-	Negotiate with IRB and Clinical Investigators for clinical studies.
-	Conduct and manage the algorithm training study.
-	Write up results and feedback from algorithm training study.
-	Negotiate with FDA as needed.
-	Conduct Single Batch Release Validation for Fiber Optic Probes for algorithm training study, if needed. Is outside of the budget and would be billed separately, if needed.
-	Redesign and production of clinical prototypes if necessary. In this case, the budget may be reconsidered.
b)	Primary Tasks – KMTC
-	Produce Fiber Optic Probes for the study.
-	Attend the algorithm training study.
-	Assist with results and feedback from algorithm training study.
-	Redesign and production of Fiber Optic Probes if necessary.
c)	Payment Schedule, as summarized in Exhibit B, of the project budget,
i)	First payment $660,000 due June 30, 2012 or earlier
ii)	Second payment $310,000 due July 31, 2012 or earlier
iii)	Third payment $320,000 due October 31, 2012 or earlier
iv)	Fourth payment $310,000 due January 31, 2013 or earlier
e)	Review of the achievement of GT's Tasks
v)	First Review: October 2012
vi)	Second Review: January 2013

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day of June 19, 2012.

GT KMTC	KMTC
5835 Peachtree Corners East Suite D	1 Sakura-machi, Hino-shi
Norcross, Georgia 30092	Tokyo 191-8511, Japan

By: /s/ Mark Faupel	By: /s/ Tamaki Nara
Mark Faupel, PhD	Tamaki Nara
President and CEO	General Manager
Business Development Center
LC Business Department